EXHIBIT 21


                  LIST OF SUBSIDIARIES OF AQUA ALLIANCE INC.
                            AS OF OCTOBER 31, 1998


                                                        State or Other
                                                        Jurisdiction
         Company                                        of Incorporation
         -------                                        ----------------
AWT Air & Water Technologies Canada, Limited                Canada
AWT Capital, Inc.                                           Delaware
Chesapeake Sunrise Marketing Corporation                    Delaware
Cottrell Environmental Sciences, Inc.                       New Jersey
Custodis-Cottrell, Inc.                                     New Jersey
Custodis-Cottrell Canada, Inc.                              Canada
Custodis-Cottrell International, Inc.                       Delaware
Custodis-Ecodyne, Inc.                                      Delaware
EnviroSolutions, LLC                                        Texas
Falcon Associates, Inc.                                     Pennsylvania
Flex-Kleen Corp.                                            Delaware
Lerman Design Corp.                                         Delaware
M&E Auburn, Inc.                                            Delaware
M&E II, Inc.                                                Delaware
M&E Pacific, Inc.                                           Delaware
M&E Services, Inc.                                          Delaware
MEPAC Services, Inc.                                        Delaware
Merscot Inc.                                                Delaware
Merscot II, Inc.                                            Delaware
Metcalf & Eddy, Inc.                                        Delaware
Metcalf & Eddy of Canada Ltd.                               Canada
Metcalf & Eddy de Puerto Rico, Inc.                         Delaware
Metcalf & Eddy International, Inc.                          Delaware
Metcalf & Eddy Management, P.C.                             District of
                                                              Columbia
Metcalf & Eddy of Massachusetts, Inc.                       Delaware
Metcalf & Eddy of Michigan, Inc.                            Michigan
Metcalf & Eddy of New York, Inc.                            New York
Metcalf & Eddy of Ohio, Inc.                                Delaware
Metcalf & Eddy Services, Inc.                               Delaware
Metcalf & Eddy Technologies, Inc.                           Delaware
PIECO, Inc.                                                 Florida
Power Application & Mfg. Co.                                Delaware
PQ Energy, Inc.                                             Louisiana
Production Rentals, Inc.                                    Louisiana
Professional Services Group, Inc.                           Minnesota
PSG of Puerto Rico, Inc.                                    Puerto Rico
Regenerative Environmental Equipment Co., Inc. (REECO)      New Jersey*
Rental Tools, Inc.                                          Louisiana
Research-Cottrell, Inc.                                     New Jersey
Research-Cottrell (Belgium), S.A.                           Belgium
Research-Cottrell (Canada) Ltd.                             Canada
Research-Cottrell Energy Companies, Inc.                    Delaware
Research-Cottrell Intermediate Holding Corporation          Delaware
Research-Cottrell International, Inc.                       New Jersey
Research-Cottrell Japan Ltd.                                Japan
Thermal Transfer Corporation                                Pennsylvania
Utility Services Group Inc.                                 Florida
2815869 Canada, Inc.                                        Canada
Vee-Six, Inc.                                               Delaware
-------------------
*   REECO was sold on January 19, 1999.